1Q INVESTOR PRESENTATION April 21, 2020 Member FDIC. © 2020 United Community Bank

Disclosures CAUTIONARY STATEMENT This Investor Presentation contains forward-looking statements about United Community Banks, Inc. (“United”), as defined in federal securities laws. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on information available to, and assumptions and estimates made by, management as of the date hereof. Because forward-looking statements involve inherent risks and uncertainties, our actual results may differ materially from those expressed or implied in any such statements. The COVID-19 pandemic is adversely impacting United, its employees, customers, vendors, counterparties, and the communities that it serves. The ultimate extent of the impact of COVID— 19 on United’s financial position, results of operations, liquidity, and prospects is highly uncertain. United’s results could be adversely affected by, among other things, volatility in financial markets, continued deterioration of economic and business conditions, further increases in unemployment rates, deterioration in the credit quality of United’s loan portfolio, deterioration in the value of United’s investment securities, and changes in statutes, regulations, and regulatory policies or practices. For a discussion of these and other risks that may cause such forward-looking statements to differ materially from actual results, please refer to United’s filings with the Securities and Exchange Commission, including its 2019 Annual Report on Form 10-K under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.” Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements. NON-GAAP MEASURES This Investor Presentation includes financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). This financial information includes certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations. Such measures include: “Earnings per share – operating,” “Diluted earnings per share – operating,” “Tangible book value per share,” “Return on common equity – operating,” “Return on tangible common equity – operating,” “Return on assets – operating,” “Return on assets – pre-tax pre- provision, excluding merger-related and other charges,” “Efficiency ratio – operating,” “Expenses – operating,” and “Tangible common equity to tangible assets.” Management has included these non-GAAP measures because it believes these measures may provide useful supplemental information for evaluating United’s underlying performance trends. Further, management uses these measures in managing and evaluating United’s business and intends to refer to them in discussions about our operations and performance. Operating performance measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable GAAP measures can be found in the ‘Non-GAAP Reconciliation Tables’ included in the exhibits to this Presentation. 2

Overview of COVID-19 Response Board Governance Comprehensive Pandemic Plan Pillars: 1. Employees 2. Customers 3. Risk 3

Board Governance and COVID-19 Guidance Board Governance  Our Board has broad and significant crisis experience with three Board members having held leadership positions with major US banks during the Financial Crisis and three others that served on the UCBI Board during that time Communication  We transitioned a previously planned Board Retreat meeting into a COVID-19 UCBI deep dive with details on operations, credit, finance, technology, human resources and other critical topics Oversight  Weekly structured calls between CEO and Lead Director  Weekly total board update and feedback 4

Comprehensive Pandemic Plan: Corporate Level MONITOR: LATE FEBRUARY Created Crisis Management Team and Ran stress testing for capital and liquidity held Business Continuity and management, revised stress tests over Communication preparation meetings several scenarios ACT: MID-MARCH Updated employee health resources, Developed a critical information dashboard distributed COVID-19 decision tree to with twice weekly updates on employee aid leaders health, credit, deferrals and other key metrics ESCALATE: CURRENT Initiated daily Crisis Management Team Provide daily updates to the Liquidity Crisis meetings and bi-weekly Senior Leadership meeting to discuss key strategies and updates Team of contingency funding plan 5

Pillars: Supporting Our Employees ! EMPLOYEES CUSTOMERS RISK 6

Supporting Our Employees: Safety  Doubled remote access bandwidth to allow for more capacity to work from home if needed—brought capacity to 900 from 350 previously  Bought and issued additional laptops to further increase efficiency for home workers  Implemented an extra 10 days of paid time off to be used in the case of quarantine, isolation, family care needs or lack of child care related to COVID-19 illness or other related scenario  Allowing up to 10 unused 2020 vacation days to be carried over into 2021 if an employee is unable to use their full 2020 vacation days due to COVID-19  While not specifically COVID-19 related, in the first quarter we We are established a Minimum Wage Per Hour Enhancement Project to better reward and retain key employees that are on the front lines and those “Financial First who support each of us every day Responders” For responsibilities that are critical to have on site we have: and we are proud that our team has shown up  Created rotations to ensure significant space between employees for our customers in this  Enhanced cleaning products used to comply with CDC guidelines time of significant stress.  Increased availability of hand sanitizer in all locations 7

Supporting Our Employees: Share the Good Branches decorating drive-thru windows Employees sharing words of Employees using their skills encouragement cards to to make masks for local customers hospitals Local company donated a climate control booth for outdoor service 8

Supporting Our Employees: Communications 10 all-employee emails and 5 all- employee voicemails from Lynn Harton (from March 3- April 16) Coronavirus/PPP loan intranet resource page created (right) Share the Good internal campaign with over 50 “good stories” submissions 9

Pillars: Supporting Our Customers ! EMPLOYEES CUSTOMERS RISK 10

Supporting Our Customers: Service United PPP Loan Process (As of April 16)  Flexible deferral options where needed  Foreclosures on consumer and commercial $960 6,918 properties deferred Million+ TOTAL LOANS  Committing to lead in the PPP program FUNDS RESERVED  Waiving fees for loan payments by phone and fees for customers using non-UCB ATMs  Modifying all branches to drive-thru only service Unique Emails Sent Per Week model, with lobbies available by appointment 14  Leveraging our “commitment to lend” into 12 customer growth, opening commercial DDAs at 10 nearly 3x our normal run rate during the first two 8 weeks of April 6 4  Commitment to communicate updates, including 2 a significant increase in emails used to alert 0 customers on our PPP loan process Week 1 Week 2 Week 3 Week 4 Week 5 Week 6 Week 6 (March 1) (March 8) (March 15)(March 22)(March 29) (April 5) (April 12) 11

Supporting Our Customers: Digital  Increasing mobile capture limits to Active Digital Customers enhance customer experience and 165,000 reduce branch traffic 160,000  Eliminating mobile capture fees and 155,000 giving flexibility in waiving NSF fees for impacted clients 150,000  Leveraging our investments online with 145,000 918 retail accounts opened digitally from 140,000 March 1-April 16 Dec Jan Feb Mar New users up 40%, web Site-wide direct traffic +24% sessions up 24%, bounce and organic traffic +35% rates down 43% 12

Supporting Our Customers: Social Media 47.5% growth on organic impressions since January 2020 on social channels 9.1% growth in LinkedIn, 23.7% growth in Twitter and 5.1% growth in Facebook followers from January 1-April 16 Site-wide direct traffic +20% and organic traffic +25% *Stats provided by Facebook, Twitter, and LinkedIn 13

Pillars: Managing Our Risk ! EMPLOYEES CUSTOMERS RISK 14

! Managing Our Risk Follow our 3 Risk Principles: We don’t bet the bank  Focus on concentration management – product, customer, and geography We don’t take risks we don’t understand  Consistent conservative customer selection and underwriting philosophies • Relationship based • Footprint centric • Professional, “large bank” credit teams We speak up  Culture of open communication 15

! Managing Our Risk Monitoring  Identified, defined and tracked key metrics to determine impact to customers, shareholders and employees  Created centralized communication channel for efficient notification of any pandemic impact to branch operations network Information Security  Heightened online security incident and event management (SIEM) monitoring for increase in number or employees leveraging remote access  Enhanced fraud and phishing awareness through increased frequency of communications focused on pandemic scams  Implemented Remote Access Vulnerability Testing due to increased remote access users Health  Continually monitoring government orders and CDC guidance in order to adjust our response actions accordingly  Thermometers available at operational sites  Distancing operational teams with critical functions that must be performed on site 16

Loans 1Q20 Total Loans $8.9 billion  Linked-quarter EOP loan growth was $122 million, or 6% annualized • Draws on lines of credit contributed ~ $60 million as Residential Construction utilization moved to 67% from 63% in 4Q19 Home Equity • Since April 1st, draw activity has been relatively 2% muted 8% Residential  Loan production was $919 million in the quarter, up Mortgage 17% YOY st 13% (1) • Since April 1 , loan production has centered primarily C&I on PPP loans; $961 million SBA CARES Act loans th 42% approved as of April 16 Other Consumer 1%  COVID-19 related loan deferrals booked reached approximately $900 million as of April 16th  Restaurants and hotels each contribute 3% of the total loan portfolio • Notably, the portfolio includes $155 million of Shared 23% National Credits outstanding, just $73 million of CRE leveraged lending and very little exposure to non- depository financial institutions 11%  Completed $22 million Navitas loan sale in February Commercial Construction at a 6% gain (1) C&I includes commercial and industrial loans, owner-occupied CRE loans and equipment finance loans 17

Credit Quality — UCBI Net Charge-Offs as % of Average Loans  NCOs elevated at $8.1 million primarily due to a $6.4 0.37% million loss on a single C&I loan • Medical testing company with significant P/E failed 0.15% 0.18% • Not COVID related • Remaining leveraged loan book of $73 million 1Q19 4Q19 1Q20  The provision for credit losses increased $19 million compared to 4Q19 due to the uncertain environment, while Provision for Credit Losses $ in millions the allowance for credit losses and unfunded commitments increased 35% since 4Q19 to $88 million (see page 19 for $22.2 CECL detail) $3.3 $3.5  NPAs were stable in the quarter; the transition to CECL added $4 million to NPAs 1Q19 4Q19 1Q20  NPAs improved in 1Q20 excluding accounting change Non-Performing Assets as % effect of Total Assets 0.28% 0.28% 0.20% 1Q19 4Q19 1Q20 18

Allowance for Credit Losses $ in millions Day 1 CECL 4Q19 1Q20 1/1/2020 Allowance for Loan Losses$ 62,089 0.70%$ 68,969 $ 81,905 0.92% Allowance for Unfunded Commitments$ 3,458 0.25%$ 5,329 $ 6,470 0.31% Allowance for Credit Losses$ 65,547 0.74%$ 74,298 $ 88,375 0.99%  The allowance for credit losses has increased 35% since 4Q19  We reviewed multiple scenarios and examined and stressed our inputs  We have a one-year forecast period and a two-year, straight-line reversion to industry losses in our CECL model  The current environment is inherently unpredictable due to the impact of COVID-19. We continuously review multiple economic scenarios and the potential mitigants of government action 19

Capital Ratios Holding Company 1Q19 4Q19 1Q20* Common Equity Tier 1 Capital 12.4% 13.0% 12.9 % Tier 1 Risk-Based Capital 12.7 13.2 13.1 Total Risk-Based Capital 14.6 15.0 14.9 Leverage 9.9 10.3 10.4 Tangible Common Equity to 9.8 10.3 10.2 Tangible Assets  Capital ratios significantly above “well capitalized” and significantly higher than a year ago  The expected impact of adopting CECL was effectively delayed by United’s election to use the modified five-year transition provision, which added ~7 bps to CET1 in 1Q20  Quarterly dividend of $0.18 per share  Repurchased a total of 826,482 shares during 1Q20 at an average price of $25.14 for a total of $20.8 million  Share repurchases have been discontinued *1Q20 regulatory capital ratios are preliminary 20

Entering Crisis with Strength and Momentum

Capital

✓ UCBI coming into the cycle with greater regulatory capital and tangible common equity compared to peers

Capital as of 4Q19		
	TCE %	CET1 %
UCBI	10.3	13.0
KRX Median	9.3	11.6
UCBI vs. KRX	+1.1	+1.4

Profitability

✓ 4Q19 PTPP ROA is 20% higher compared to peers

✓ Efficiency ratio well below peers

Profitability as of 4Q19			
	PTPP Operating ROA %[1]	Efficiency Ratio %	Net Interest Margin %
UCBI	2.0	54.9	3.93
KRX Median	1.7	56.8	3.43
UCBI vs. KRX	+0.3	+1.9	+0.50

Liquidity

✓ Significantly lower loan to deposit ratio

✓ Significantly less wholesale funding creates a more flexible balance sheet

Liquidity as of 4Q19		
	Loans / Deposits %	Reliance on Wholesale Funding %[2]
UCBI	81.4	3.6
KRX Median	94.9	13.7
UCBI vs. KRX	+13.5	+10.2

Funding

✓ Funding base comprised mostly of core deposits; funding costs well below peers

Funding as of 4Q19		
	DDA / Deposits %	Int Exp / Avg Assets %
UCBI	32.0	0.61
KRX Median	24.7	0.80
UCBI vs. KRX	+7.3	+0.19

(1) Pre-tax pre-provision Operating ROA calculated as ROA excluding the effect of income tax expense, provision expense and merger charges
(2) Reliance on Wholesale Funding calculated as [(Total Borrowings + Brokered Deposits)/(Total Borrowings + Total Deposits)]

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Net Interest Revenue / Margin(1) $ in millions $118.6 $115.6 $116.6 $7.70 $7.46 $7.09 4.10% 3.93% 4.07% 1Q19 4Q19 1Q20 1Q19 4Q19 1Q20 Net Interest Revenue Core Transaction (1) Deposits Net Interest Margin  Net interest revenue increased $2 million (2%) vs. 4Q19 and  Core transaction deposits were up $238 million from 4Q19 and up increased $3 million (3%) vs. 1Q19 $611 million YOY • 33% of deposits are noninterest bearing deposits  Net interest margin increased 14 bps from 4Q19 and decreased 3 bps YoY  Noninterest bearing deposit growth of $161 million from 4Q19 drove • Accretable yield contributed $7.6 million or 26 bps to the majority of core transaction growth 1Q20 NIM vs. $3.4 million or 11 bps in 4Q19 • Excluding accretion income, core NIM was down just 1 bp  UCBI cost of deposits improved 5 bps to 0.56% in 1Q20 from 4Q19 to 3.81% • Benefited from loan growth, 4Q19 indirect loan sale, and  UCBI cost of deposits significantly lower compared to peers (0.61% in strong low cost deposit growth 4Q19 vs. KRX peers at 0.78%) (1) Net interest margin is calculated on a fully-taxable equivalent basis Note: Transaction accounts include demand deposits, interest-bearing demand, money market and savings accounts, 22 excluding public funds deposits

Noninterest Income $ in millions $30.2 $2.5 Linked Quarter $25.8  Fees down $4.4 million $1.7 • Mortgage fees down $1.1 million from 4Q19; rate locks $9.4 and production volume were at record levels, but were $21.0 offset by a $4.3 million negative mark on the Mortgage Servicing Rights (MSR) asset $1.3 $8.3 • 1Q20 mortgage production consisted of 60% refinances $3.8 $1.5 • Sold $22.2 million of Navitas loans at a 6% gain, but did $1.3 $1.6 not sell a significant amount of SBA loans in the quarter $7.4 • Other fee revenue included a $1.6 million Bank Owned Life Insurance (BOLI) gain in 4Q19 $6.1 $5.6 • Strong customer derivative fees in 1Q20, up $0.9 million from 4Q19 Year-over-Year $8.5 $9.4 $8.6  Fees up $4.8 million • Rate locks up 157% compared to last year ($801 mm in 1Q20 vs. $312 mm in 1Q19) 1Q19 4Q19 1Q20 Service Charges Other Brokerage Mortgage SBA, USDA, Navitas 23

Expense Discipline $ in millions $81.4 $81.5 $81.5 $80.7 Linked Quarter $76.1 $75.3  GAAP expenses were flat while operating expenses decreased 1% Year-over-Year  The May 1st First Madison acquisition was the primary driver of expense growth compared to 56.2% 1Q19 55.3% 54.9% 55.6% 54.8% 54.9% 1Q19 4Q19 1Q20 Expenses Efficiency Ratio GAAP GAAP (1) Operating (1) Operating (1) See non-GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance 24 measures to GAAP performance measures

Looking Forward Accelerating trends in digitalization and greater efficiencies  Online account opening, digital mortgage platform, electronic signatures for deferrals and loan closings, “straight thru” loan processing, PPP portal development, Q2 and infrastructure improvements Ability to reimagine branch delivery  Just completed a study outlining a five year branch strategy—opportunity to accelerate post COVID Leveraging community support to make our brand stand out  PPP program has allowed UCBI to serve our customers in a needed way and to stand out from our peers while doing so Future M&A opportunities will likely accelerate 25

Seaside Acquisition Summary  Culturally compatible with a focus on customer service that mirrors that of United  Provides natural expansion into key Florida metro areas with desirable market demographics  Growing private banking and wealth platform additive to existing product suite  Financially compelling transaction consistent with United’s stated M&A criteria  Working to close transaction in the third quarter, subject to regulatory review and approval Our leadership teams are in regular contact with one another for business integration discussions and monitoring COVID-19 Seaside has limited exposure in selected response efforts: segments:  60% of workforce is working remotely • Restaurants: $10 million primarily to one well- known, strong operator  ATM withdrawal limits increased and out-of-network ATM fees waived • Hotels: $22 million in low Loan-to-Value (LTV) loans to reputable flags  455 total PPP loans with $167+ million funds reserved • Senior Care: $30 million with strong financial  190 notes with payments deferrals booked for a total of guarantors $147 million 26

1Q INVESTOR PRESENTATION Exhibits Member FDIC. © 2020 United Community Bank

Credit Quality — Navitas Net Charge-Offs as % Navitas Deferral % for Top 5 Categories of Average Loans As of April 15 68% 61% 0.89% 0.84% 0.81% 24% 20% 15% 1Q19 4Q19 1Q20 Eating Places Physician Fitness Salons Local Trucking Offices Facilities  Navitas 1Q20 NCOs = 0.81%  Top 5 loan categories by industry type account for 35% of total portfolio (eating places 11%,  Navitas had a >4% 1Q20 pretax ROA and physician offices 8%, fitness facilities 6%, could withstand ~4.5% in annualized losses salons 6%, local trucking 4%) before reporting a loss  As of April 16th, $119 million of Navitas loans  Navitas’ cumulative net loss rates have were deferred, which equated to approximately approximated 2% for the last 10 years 22% of the total Navitas loan portfolio  Rating agencies have historically assigned Navitas originations with expected through-the-cycle loss rates of 3.1% to 3.8% 28

Selected Segments – Restaurants & Hotels

Restaurants by Product					
($ millions)	# of Loans		Total Commitment		Total Outstanding
Owner Occupied RE	182	$	104.2	$	96.9
Construction	11	$	17.2	$	13.3
C&I	261	$	57.3	$	49.6
SBA	196	$	51.6	$	44.6
Navitas	7,305	$	94.3	$	94.3
Total	7,955	$	324.6	$	298.7

- ✓ Restaurant exposure totaled $298.7 million as of 1Q20, or 3% of total loans
- ✓ Top 10 commitments totaled $59 million
- ✓ As of April 16th, $61 million of restaurant loans were deferred, which equated to approximately 21% of the total restaurant portfolio outstanding
- ✓ Navitas lends on various essential-use restaurant equipment with an average loan size of $12K

Hotels by Product					
($ millions)	# of Loans		Total Commitment		Total Outstanding
CRE	97	$	262.2	$	232.6
Construction	10	$	75.4	$	53.0
SBA	7	$	7.9	$	7.9
Navitas	438	$	5.9	$	5.9
Total	552	$	351.4	$	299.4

- ✓ Hotel exposure totaled $299.4 million as of 1Q20, or 3% of total loans
- ✓ Loan to value low at 52% on average
- ✓ Top Tier brands represent approximately 60% of total committed exposure
- ✓ Over 50% of hotel exposure is located within Atlanta, Columbia, Myrtle Beach, Greenville, Savannah and Florence
- ✓ Top 10 commitments totaled $144 million
- ✓ As of April 16th, $126 million of hotel loans were deferred, which equated to approximately 42% of the total hotel portfolio outstanding

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Selected Segments – Senior Care Senior Care by LTV Senior Care by Product # of Total Total ($ millions) LTV LTV > 100% Loans Commitment Outstanding LTV 75% - 100% CRE 52$ 220.6 $ 199.6 59% LTV 0% - 25% 1% Construction 30$ 353.7 $ 260.8 44% 6% 20% SBA 5$ 2.1 $ 2.1 60% Total 87$ 576.4 $ 462.5 51%  Senior Care lending team are dedicated specialists with 49% 25% LTV 25% - 50% significant experience in the space LTV 50% - 75%  Senior Care exposure totaled $462.5 million as of 1Q20, or 5% of total loans  Senior Care borrowers provide significant equity up front Senior Care by Facility Type with 93% of the deals having an LTV of 75% or less Hospice / Medical Office / Drug  Top 10 commitments totaled $169 million Rehab 3% Skilled Nursing Facility  As of April 16th, $46 million of Senior Care loans were 18% deferred, which equated to approximately 10% of the Senior Care portfolio outstanding Independent Living / Assisted Living / Memory Care 79% 30

Non-GAAP Reconciliation Tables

$ in thousands, except per share data

	1Q19 (1)	2Q19 (1)	3Q19 (1)	4Q19 (1)	1Q20 (1)
Expenses					
Expenses - GAAP	$ 76,084	$ 81,813	$ 82,924	$ 81,424	$ 81,538
Merger-related and other charges	(739)	(4,087)	(2,605)	74	(808)
Expenses - Operating	$ 75,345	$ 77,726	$ 80,319	$ 81,498	$ 80,730
Diluted Earnings per share					
Diluted earnings per share - GAAP	$ 0.55	$ 0.55	$ 0.60	$ 0.61	$ 0.40
Merger-related and other charges	0.01	0.04	0.03	-	0.01
Diluted earnings per share - Operating	0.56	0.59	0.63	0.61	0.41
Book Value per share					
Book Value per share - GAAP	$ 18.93	$ 19.65	$ 20.16	$ 20.53	$ 20.80
Effect of goodwill and other intangibles	(4.00)	(4.27)	(4.26)	(4.25)	(4.28)
Tangible book value per share	$ 14.93	$ 15.38	$ 15.90	$ 16.28	$ 16.52
Return on Tangible Common Equity					
Return on common equity - GAAP	11.85 %	11.45 %	12.16 %	12.07 %	7.85 %
Effect of merger-related and other charges	0.15	0.82	0.51	(0.01)	0.16
Return on common equity - Operating	12.00	12.27	12.67	12.06	8.01
Effect of goodwill and intangibles	3.46	3.61	3.71	3.43	2.56
Return on tangible common equity - Operating	15.46 %	15.88 %	16.38 %	15.49 %	10.57 %

(1) Merger-related and other charges for 3Q19, 2Q19 and 1Q19 include $64 thousand, $193 thousand and $193 thousand, respectively, of intangible amortization resulting from payments made to executives under their change of control agreements. The resulting intangible assets were being amortized over 12 to 24 months. No charges in 4Q19 or 1Q20.

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Non-GAAP Reconciliation Tables

$ in thousands, except per share data

	1Q19 (1)		2Q19 (1)		3Q19 (1)		4Q19 (1)		1Q20 (1)	
Return on Assets										
Return on assets - GAAP	1.44	%	1.40	%	1.51	%	1.50	%	0.99	%
Merger-related and other charges	0.01		0.10		0.07		-		0.02	
Return on assets - Operating	1.45	%	1.50	%	1.58	%	1.50	%	1.01	%
Return on Assets to return on assets- pre-tax pre-provision										
Return on assets - GAAP	1.44	%	1.40	%	1.51	%	1.50	%	0.99	%
Income tax expense	0.41		0.42		0.44		0.39		0.27	
Provision for credit losses	0.11		0.10		0.10		0.11		0.69	
Return on assets - pre-tax, pre-provision	1.96		1.92		2.05		2.00		1.95	
Merger-related and other charges	0.03		0.13		0.08		-		0.03	
Return on assets - pre-tax, pre-provision, excluding merger-related and other charges	1.99	%	2.05	%	2.13	%	2.00	%	1.98	%
Efficiency Ratio										
Efficiency Ratio - GAAP	55.32	%	57.28	%	55.64	%	54.87	%	56.15	%
Merger-related and other charges	(0.54)		(2.86)		(1.74)		0.05		(0.56)	
Efficiency Ratio - Operating	54.78	%	54.42	%	53.90	%	54.92	%	55.59	%
Tangible common equity to tangible assets										
Common Equity to assets ratio - GAAP	12.06	%	12.25	%	12.53	%	12.66	%	12.53	%
Effect of goodwill and intangibles	(2.30)		(2.39)		(2.37)		(2.34)		(2.31)	
Tangible common equity to tangible assets ratio	9.76	%	9.86	%	10.16	%	10.32	%	10.22	%

(1) Merger-related and other charges for 3Q19, 2Q19 and 1Q19 include $64 thousand, $193 thousand and $193 thousand, respectively, of intangible amortization resulting from payments made to executives under their change of control agreements. The resulting intangible assets were being amortized over 12 to 24 months. No charges in 4Q19 or 1Q20.

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UNITED